Exhibit 4.4

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 2, 2012

between

ZAYO GROUP, LLC

ZAYO CAPITAL, INC.

ZAYO ESCROW CORPORATION

GUARANTORS LISTED ON SCHEDULE I HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

10.125% SENIOR UNSECURED NOTES DUE 2020

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 2, 2012, among Zayo Group, LLC, a Delaware corporation (the “Company”), Zayo Capital, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Co-Issuer”), Zayo Escrow Corporation, a Delaware Corporation (“Escrow Corp”), the guarantors listed on the signature pages hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the bank of the United States of America, as trustee (the “Trustee”) under the Indenture referred to below. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture referred to below.

W I T N E S S E T H

WHEREAS, Escrow Corp and the Trustee have heretofore executed and delivered an Indenture, dated as of June 28, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by Escrow Corp of its 10.125% Senior Unsecured Notes due 2020 (the “Notes”);

WHEREAS, the proceeds of the Notes were deposited into an escrow account, to be used upon release along with certain other amounts to fund the acquisition by the Company of AboveNet, Inc., a Delaware corporation, and to repay certain existing indebtedness;

WHEREAS, one of the conditions to the release of the proceeds of the Notes from escrow is the assumption by the Company and the Co-Issuer of Escrow Corp’s obligations under the Indenture and the Notes and the provision by the Guarantors of a guarantee of such obligations;

WHEREAS, the Company, Co-Issuer and Guarantors desire and have requested that the Trustee join in the execution of this Supplemental Indenture for the purpose of evidencing the assumption by the Company and Co-Issuer and the provision of the guarantees by the Guarantors and for the purpose of effecting certain related amendments to the Indenture which are beneficial to the Holders and which were described in the Offering Memorandum pursuant to which the Notes were offered;

WHEREAS, Section 4.08 of the Indenture provides that, to the extent not a party to the Indenture upon the original execution thereof, each Person required to become a Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which it shall become a Guarantor under Article 13 of the Indenture and shall Guarantee the obligations of the Escrow Corp under the Indenture and the Notes;

WHEREAS, Section 9.01(6) of the Indenture provides, among other things, that the Indenture and Notes may be amended or supplemented without the consent of any Holder to add Note Guarantees with respect to the Notes;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors of the Company, Co-Issuers and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Co-Issuer and the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF

THE SUCCESSORS AND THE GUARANTORS

Section 2.1 Each of the Company, the Co-Issuer and each Guarantor represents and warrants to the Trustee as follows:

(a) It is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its respective state of incorporation or formation, as applicable.

(b) The execution, delivery and performance by it of this Supplemental Indenture has been authorized and approved by all necessary corporate or other action on its part and this Supplemental Indenture is its valid and legally binding obligation, enforceable against it in accordance with its terms.

(c) The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect in accordance with its terms immediately after the execution of this Supplemental Indenture.

ARTICLE 3

ASSUMPTION AND AGREEMENTS

Section 3.1 The Company and the Co-Issuer hereby assume the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, and the due and punctual performance and observance of all other covenants, conditions and other obligations contained in the Indenture on the part of Escrow Corp to be performed or observed. Escrow Corp shall remain liable for and shall not be relieved of any obligations under the Indenture or the Notes by reason of such assumption.

Section 3.2 Notes authenticated and delivered after the execution of this Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this Supplemental Indenture.

Section 3.3 The Company and the Co-Issuer shall succeed to, and be substituted for, and may exercise every right and power of, Escrow Corp under the Indenture and the Notes.

ARTICLE 4

NOTE GUARANTEES

Section 4.1 The Guarantors party hereto, jointly and severally agree to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee, the Issuers’ obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

Section 4.2 Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 13.01 of the Indenture, each Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of the Guarantor or the sole member of the Guarantor, as the case may be, or any other officers of such Guarantor or such sole member, as the case may be, acting at the direction of any such foregoing officer.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 of the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c) If an Officer whose signature is on the Indenture no longer holds that office at the time the Trustee authenticates the Notes, the Note Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guarantors.

ARTICLE 5

AMENDMENTS TO INDENTURE

Section 5.1 Amendments to Definitions. The definitions contained in Section 1.01 of the Indenture are hereby amended as follows:

(a) the definition of “Assumption” is hereby amended and restated in its entirety to read as follows:

““Assumption” means the July 2, 2012 assumption by both Zayo Group, LLC and Zayo Capital, Inc. of the obligations of Zayo Escrow Corporation under this Indenture and the Notes and the Guarantee of the Notes by each Domestic Subsidiary of Zayo Group, LLC.”

(b) the following new definition of “Co-Issuer” is inserted in appropriate alphabetical order:

““Co-Issuer” means Zayo Capital, Inc.”

(c) the definition of “Company” is hereby amended and restated in its entirety to read as follows:

““Company” means Zayo Group, LLC.”

(d) the definition of “Issuers” is hereby amended and restated in its entirety to read as follows:

““Issuers” means collectively, the Company and the Co-Issuer.”

(e) the definition of “New Credit Facilities” is hereby amended by replacing the phrase “to be dated the date the AboveNet Acquisition is consummated” with the following: “dated as of July 2, 2012”.

Section 5.2 Conformed Copy of Indenture. A conformed copy of the Indenture showing all of the amendments set forth in Section 5.1 of this Supplemental Indenture is attached as Annex A to this Supplemental Indenture. The conformed copy of the Indenture is provided for convenience only and to the extent that a conflict exists between the Indenture or this Supplemental Indenture, on the one hand, and the conformed copy of the Indenture, on the other hand, the Indenture and this Supplemental Indenture shall govern.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto. The Guarantors agree that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 6.2 Benefits Acknowledged. The Guarantors’ Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guarantor acknowledges that it will receive good and sufficient direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 6.3 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 6.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 6.5 No Recourse Against Others. Pursuant to Section 15.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Company, the Co-Issuer or the Guarantors, as such, shall have any liability for any obligations of the Company, the Co-Issuer or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.

Section 6.6 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 6.7 Waiver of Jury Trial. EACH OF THE COMPANY, CO-ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.8 Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 6.9 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.10 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Escrow Corp, the Guarantors, the Company and the Co-Issuer.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ZAYO ESCROW CORPORATION

By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Vice President, Chief Financial Officer

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Vice President, Chief Financial Officer

ZAYO CAPITAL, INC.

By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Vice President, Chief Financial Officer

ZAYO COLOCATION, INC.

FIBERNET TELECOM, INC.

LOCAL FIBER, LLC

AMERICAN FIBER SYSTEMS HOLDING CORP.

AMERICAN FIBER SYSTEMS, INC.

360NETWORKS HOLDINGS (USA) INC.

360NETWORKS (USA) INC.

360NETWORKS LLC

360NETWORKS ILLINOIS LLC

360NETWORKS IOWA LLC

360NETWORKS KENTUCKY LLC

360NETWORKS LOUISIANA LLC

360NETWORKS MICHIGAN LLC

360NETWORKS MISSISSIPPI LLC

360NETWORKS TENNESSEE LLC

NORTHERN COLORADO TELECOMMUNICATIONS LLC

CONTROL ROOM TECHNOLOGIES, LLC

ARIALINK TELECOM, LLC

ARIALINK SERVICES, LLC

LANSING FIBER COMMUNICATIONS, LLC

ALLEGAN FIBER COMMUNICATIONS, LLC

ZAYO FM SUB, INC.

ABOVENET, INC.

ABOVENET COMMUNICATIONS, INC.

ABOVENET OF VA, L.L.C.

ABOVENET INTERNATIONAL, INC.

MFN EUROPE FINANCE, INC.

MFN INTERNATIONAL, L.L.C.

ABOVENET OF UTAH, L.L.C.

By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President